SUBSCRIPTION AGREEMENT


Northridge Ventures Inc.
2325 Hurontario Street
Suite 204
Mississauga, Ontario
Canada L5A 4K4

Attention:  Fidel Thomas, President



RE:     ACQUISITION OF COMMON SHARES OF NORTHRIDGE VENTURES, INC.
        A NEVADA CORPORATION (THE "COMPANY")

Dear  Sir:

     Concurrent with execution of this Agreement, I hereby subscribe for _______________ shares of the Company's Common Stock (the "Shares") at a purchase price of US$0.005 per share, and tender herewith the sum of $________________ USD payable to NORTHRIDGE VENTURES, INC. as full payment for the aggregate subscribed shares.

     In connection with your offer of Shares, I represent and warrant that I am over the age of 21 years and that I have received a copy of the Company's Prospectus dated _______________ (the "Prospectus"). I have relied solely on the contents of the Prospectus in making an investment decision to purchase the shares offered by the Company, and I have not relied upon any other statements made by or with regard to the Company in connection with its anticipated operations or financial performance.

     I understand that this Subscription Agreement is not binding on the Company until accepted by it, and that the Company reserves the right to accept or reject, in whole or in part and at its sole discretion, any Subscription Agreement. I further understand that no federal or state agency has made any determination as to the fairness of the offering for investment purposes, nor any recommendations or endorsement of the Shares.

     This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the undersigned has executed this Agreement this _____ day of _________________, 201__.


                                                    ____________________________
                                                    Signature(s)

                                                    ____________________________
                                                    Print Name

Print Name(s) in which Shares are to be registered: ____________________________

Address of Subscriber:                              ____________________________

                                                    ____________________________

ACCEPTANCE

The foregoing subscription is hereby accepted and receipt of payment is hereby acknowledged with respect to the Shares subscribed for above.

                                   NORTHRIDGE VENTURES, INC.



                                   By:____________________________
                                        Fidel Thomas
                                        President